Exhibit 3   CORPORATE CHARTER

SECRETARY OF STATE

(The Great Seal of State of Nevada)

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that MONARCHY RESOURCES, INC., did on June 16, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by law of said State of Nevada.

                    IN WITNESS WHEREOF, I have hereunto set my
                    hand and affixed the Great Seal of State, at my office
                    on June 16, 2010.

       (Seal of State of Nevada)                                                        “ROSS MILLER”
                      ROSS MILLER
                    Secretary of State

          Certified By: G. Ramos
          Certificate Number: C20100616-2571
          You may verify this certificate
          Online at http://nvsos.gov